Non-CEO/CFO
                                                                        UIL LTIP
                                                     Performance Share Agreement

                            UIL HOLDINGS CORPORATION
                           PERFORMANCE SHARE AGREEMENT
                                       FOR
                            ANNUAL PERFORMANCE SHARES
                                 (INITIAL GRANT)

         THIS AWARD AGREEMENT (the "Award Agreement"), made as of May 10, 2004, by and between UIL HOLDINGS CORPORATION, a Connecticut corporation, having its principal place of business in New Haven, Connecticut (the "Company" or "UIL"), and SUSAN E. ALLEN (the "Executive").

         WHEREAS, the Company has adopted the UIL Holdings Corporation UIL Long Term Incentive Program ("UIL LTIP"), a copy of which is annexed hereto, pursuant to the terms of UIL Holdings Corporation 1999 Amended and Restated Stock Plan (the "1999 Plan");

         WHEREAS, pursuant to the terms of the UIL LTIP, and the 1999 Plan, the Compensation and Executive Development Committee of the Company's Board of Directors (the "CEDC") has granted to the Executive an Award of Performance Shares; and

         WHEREAS, the Company and the Executive wish to evidence the terms and conditions governing the Performance Shares in this Award Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

1.Grant of Performance Shares. The CEDC hereby awards to the Executive the Performance Shares described below. Payment of the Performance Shares hereunder is dependent upon the achievement of the Performance Goals described in Section 2 of this Award Agreement and shall be made pursuant to the terms of the UIL LTIP. The actual number of Performance Shares finally awarded to the Executive, if any, shall be determined by the CEDC, in accordance with the terms and conditions of the UIL LTIP, and its determination shall be conclusive and binding.

1.1. UI Performance Shares. The CEDC hereby makes an award to the Executive of 770 Performance Shares, payment of which is dependent upon the achievement by The United Illuminating Company ("UI"), at 100% of `target', of certain UI Performance Goals more fully described in Section 2.1 of this Award Agreement and under the terms of the UIL LTIP, with a maximum award of up to 1155 Performance Shares possible based upon the achievement of the UI Performance Goals at or above the designated maximum levels. The Performance Shares awarded pursuant to this Section 1.1 shall be referred to herein as the "UI Performance Shares."

1.2. Xcelecom Performance Shares. The CEDC hereby makes an award to the Executive of 330 Performance Shares, payment of which is dependent upon the achievement by Xcelecom, Inc. ("Xcelecom"), at 100% of `target', of certain Xcelecom Performance Goals more fully described in Section 2.2 of this Award Agreement and under the terms of the UIL LTIP, with a maximum award of up to 660 Performance Shares possible based upon the achievement of the Xcelecom Performance Goals at or above the designated maximum levels. The Performance Shares awarded pursuant to this Section 1.2 shall be referred to herein as the "Xcelecom Performance Shares."

2.Performance Goals. The final number of UI Performance Shares and Xcelecom
  Performance Shares (collectively, the "Performance Shares") to be awarded to the Executive (the "Final Payout"), if any, under this Award Agreement shall be determined based upon the achievement by UI and Xcelecom, respectively, of the UI and Xcelecom Performance Goals described below for the period extending from January 1, 2004 through December 31, 2006 (the "Performance Period").

2.1. UI Performance Goals. The Final Payout, if any, of the UI Performance Shares shall be determined based on the average annual return on equity ("ROE") achieved during the Performance Period compared against the target annual ROE percentage established for the Performance Period with respect to particular elements (e.g., transmission, distribution, CTA) of UI's business as more fully set forth in the UI Long Term Incentive Program design document (the "UI LTIP") approved by the CEDC (the "UI Performance Goals"). In accordance with the UI LTIP, 385 Performance Shares (50% of the target number) will be earned if the "threshold" level of performance is achieved, 770 Performance Shares will be earned if the "target" level of performance is achieved, 1155 Performance Shares (150% of the target number) will be earned if the "maximum" level of performance is achieved, with interpolation if performance falls between threshold and target or between target and maximum. The actual number of UI Performance Shares finally awarded to the Executive, if any, shall be determined by the CEDC, in accordance with the terms and conditions of the UIL LTIP, the UI LTIP and the 1999 Plan.

2.2. Xcelecom Performance Goals. The Final Payout, if any of the Xcelecom Performance Shares shall be determined based on the percentile ranking achieved by Xcelecom, with respect to two equally weighted performance measures, namely, Pre-tax Income as a Percent of Sales and Free Cash flow as a Percent of Sales, as compared against the established group of comparable companies for the Performance Period as more fully set forth in the Xcelecom Long Term Incentive Program design document (the "Xcelecom LTIP") approved by the CEDC on May 10, 2004 (the "Xcelecom Performance Goals"). No Performance Shares (0% of the target number) will be earned if the "threshold" level of performance is achieved, 330 Performance Shares will be earned if the "target" level of performance is achieved, 660 Performance Shares (200% of the target number) will be earned if the "maximum" level of performance is achieved, with interpolation if performance falls between threshold and target or between target and maximum, based on the quartile results of the different performance measures and providing equal weight to each measure. The actual number of Xcelecom Performance Shares finally awarded to the Executive, if any, shall be determined by the CEDC, in accordance with the terms and conditions of the UIL LTIP, the Xcelecom LTIP and the 1999 Plan.

3.Vesting. Except as otherwise provided in this Section or Sections 4, 5 and 6 of this Award Agreement, the Executive must remain continuously employed by the Company (or one of its subsidiaries) at all times during the Performance Period to earn any Performance Shares under this Award Agreement.

3.1. If the Executive remains continuously employed by the Company (or one of its subsidiaries) through December 31, 2006, and no Change in Control has occurred by that date, then the Executive shall fully vest in her Performance Shares as of the last day of the Performance Period.

3.2. If the Executive's employment with the Company (or one of its subsidiaries) terminates prior to December 31, 2006 due to her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan or any successor or replacement plan (the "the UI Pension Plan") and prior to a Change in Control, then solely for purposes of this Award Agreement, the Executive shall be deemed to have been continuously employed by the Company (or one of its subsidiaries) throughout the duration of the Performance Period, and, provided that the Executive complies with the provisions of Sections 10 (Confidential Information) and 11 (Non-competition) of her Employment Agreement (or any successor provisions thereto), she shall fully vest in her Performance Shares as of the last day of the Performance Period.

3.3. If the Executive's employment with the Company or one of its subsidiaries terminates prior to December 31, 2006 for any reason other than her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, and no CIC has occurred by that date, the Executive shall forfeit the right to receive any Performance Shares under this Award Agreement and the Award Agreement shall be cancelled as of the date of such termination.

4. Change in Control of UIL.

4.1. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of the Company during the Performance Period, upon the applicable CIC Vesting Date, the Executive shall be deemed to have


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  earned, and will have a vested right to receive, at such time as determined pursuant to Section 7, a number of Performance Shares determined in accordance with this Section 4, provided that she is continuously employed by the Company (or one of its subsidiaries) at all times from May 10, 2004 through the applicable CIC Vesting Date.

4.1.1. If, following a Change in Control of the Company, and prior to the applicable CIC Vesting Date, the Executive's employment with the Company (or one of its subsidiaries) terminates due to her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, then solely for purposes of this Award Agreement, the Executive shall be deemed to have been continuously employed by the Company (or one of its subsidiaries) at all times from May 10, 2004 through the applicable CIC Vesting Date.

4.1.2. If, following a Change in Control of the Company, and prior to the applicable CIC Vesting Date, the Executive's employment with the Company (or one of its subsidiaries) is terminated for any reason other than (a) her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, (b) by the Company without Cause, or (c) by the Executive due to a Breach by the Company, the Executive shall forfeit the right to receive any Performance Shares under this Award Agreement and the Award Agreement shall be cancelled as of the date of such termination.

4.2. The number of Performance Shares payable to the Executive following the occurrence of a Change in Control of the Company during the Performance Period, and subject to the continuous employment requirement of Section 4.1, shall be determined by the CEDC as soon as reasonably possible following the applicable CIC Vesting Date, in accordance with this Section 4.2.

4.2.1. Pre-CIC Performance. The number of Performance Shares payable to the Executive with respect to the period commencing on January 1, 2004 and ending on the date of the Change in Control (the "Pre-CIC Performance Period") shall be determined as follows:

4.2.1.1. The CEDC shall determine the extent of achievement of the UI Performance Goals and Xcelecom Performance Goals for the Pre-CIC Performance Period in accordance with Section 2 of this Agreement. The actual extent of achievement for the Pre-CIC Performance Period shall be compared to the applicable UI Performance Goals and Xcelecom Performance Goals for the Performance Period (adjusted to the extent necessary to measure performance over only the Pre-CIC Performance Period) and the CEDC shall determine a base number of UI Performance Shares and Xcelecom Performance Shares relative to such comparisons in accordance with Section 2.

4.2.1.2. The total number of Performance Shares payable to the Executive for the Pre-CIC Performance Period will equal (a) the sum of the base number of UI Performance Shares plus the base number of Xcelecom Performance Shares determined under Section 4.2.1.1, multiplied by (b) a fraction having a numerator equal to the number of calendar days elapsed from January 1, 2004 through and including the date of the Change in Control, and a denominator equal to 1096.

4.2.2. Post-CIC Performance. The number of Performance Shares payable to the Executive with respect to the period commencing on the date of the Change in Control and ending on December 31, 2006, shall equal (a) 1100 multiplied by
  (b) a fraction having a numerator equal to the number of calendar days elapsed from the date of the Change in Control of the Company through, and including, December 31, 2006, and a denominator equal to 1096. The Executive shall be entitled to the number of Performance Shares determined pursuant to this
  Section 4.2.2 even if the applicable CIC Vesting Date occurs prior to December 31, 2006.

4.3. Notwithstanding any provision of this Award Agreement to the contrary, in the event of a UI Change in Control (as defined in Section 5.1) or an Xcelecom Change in Control (as defined in Section 6.1) prior to the occurrence of a Change in Control of the Company (i.e., UIL), the UI Performance Shares and/or Xcelecom Performance Shares, as applicable, shall be disregarded for purposes of this Section 4, and the payment of such UI Performance Shares and/or Xcelecom Performance Shares shall be made pursuant to Section 5 and/or Section 6 of this Award Agreement, as applicable.

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5. Change in Control of UI.

5.1. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of UI during the Performance Period and prior to a Change in Control of the Company (a "UI Change in Control"), upon the applicable CIC Vesting Date, the Executive shall be deemed to have earned, and will have a vested right to receive, at such time as determined pursuant to
  Section 7, a number of UI Performance Shares determined in accordance with this Section 5, provided that she is continuously employed by the Company (or one of its subsidiaries) at all times from May 10, 2004 through the applicable CIC Vesting Date.

5.1.1. If, following a UI Change in Control, and prior to the applicable CIC Vesting Date, the Executive's employment with the Company (or one of its subsidiaries) terminates due to her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, then solely for purposes of this Award Agreement, the Executive shall be deemed to have been continuously employed by the Company (or one of its subsidiaries) at all times from May 10, 2004 through the applicable CIC Vesting Date.

5.1.2. If, following a UI Change in Control, and prior to the applicable CIC Vesting Date, the Executive's employment with the Company (or one of its subsidiaries) is terminated for any reason other than (a) her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, (b) by the Company without Cause, or (c) by the Executive due to a Breach by the Company, the Executive shall forfeit the right to receive any Performance Shares under this Award Agreement and the Award Agreement shall be cancelled as of the date of such termination.

5.2. The number of UI Performance Shares payable to the Executive following the occurrence of a UI Change in Control, and subject to the continuous employment requirement of Section 5.1, shall be determined by the CEDC as soon as reasonably possible following the applicable CIC Vesting Date, in accordance with this Section 5.2.

5.2.1. Pre-CIC Performance. The number of UI Performance Shares payable to the Executive with respect to the period commencing on January 1, 2004 and ending on the date of the UI Change in Control (the "UI Pre-CIC Performance Period") shall be determined as follows:

5.2.1.1. The CEDC shall determine the extent of achievement of the UI Performance Goals for the UI Pre-CIC Performance Period in accordance with
  Section 2 of this Agreement. The actual extent of achievement of the UI Performance Goals for the UI Pre-CIC Performance Period shall be compared to the applicable UI Performance Goals (adjusted to the extent necessary to measure performance over only the Pre-CIC Performance Period) for the Performance Period and the CEDC shall determine a base number of UI Performance Shares relative to such comparison in accordance with Section 2.1.

5.2.1.2. The total number of UI Performance Shares payable to the Executive for the UI Pre-CIC Performance Period will equal (a) the base number of UI Performance Shares determined under Section 5.2.1.1, multiplied by (b) a fraction having a numerator equal to the number of calendar days elapsed from January 1, 2004 through and including the date of a UI Change in Control, and a denominator equal to 1096.

5.2.2. Post-CIC Performance. The number of UI Performance Shares payable to the Executive with respect to the period commencing on the date of the UI Change in Control and ending on December 31, 2006, shall equal (a) 770, multiplied by
  (b) a fraction having a numerator equal to the number of calendar days elapsed from the date of the UI Change in Control through, and including, December 31, 2006, and a denominator equal to 1096. The Executive shall be entitled to the number of UI Performance Shares determined pursuant to this Section 5.2.2 even if the applicable CIC Vesting Date occurs prior to December 31, 2006.

5.3. The occurrence of a UI Change in Control shall have no effect on the Xcelecom Performance Shares awarded under this Award Agreement, and the determination of the Final Payout, if any, of such Xcelecom Performance Shares shall continue to be determined in accordance with this Award Agreement.

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6. Change in Control of Xcelecom.

6.1. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of Xcelecom during the Performance Period and prior to a Change in Control of the Company (an "Xcelecom Change in Control"), upon the applicable CIC Vesting Date, the Executive shall be deemed to have earned, and will have a vested right to receive, at such time as determined pursuant to Section 7, a number of Xcelecom Performance Shares determined in accordance with this Section 6, provided that she is continuously employed by the Company (or one of its subsidiaries) at all times from May 10, 2004 through the applicable CIC Vesting Date.

6.1.1. If, following an Xcelecom Change in Control, and prior to the applicable CIC Vesting Date, the Executive's employment with the Company (or one of its subsidiaries) terminates due to her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, then solely for purposes of this Award Agreement, the Executive shall be deemed to have been continuously employed by the Company (or one of its subsidiaries) at all times from May 10, 2004 through the applicable CIC Vesting Date.

6.1.2. If, following an Xcelecom Change in Control, and prior to the applicable CIC Vesting Date, the Executive's employment with the Company (or one of its subsidiaries) is terminated for any reason other than (a) her death, Disability or retirement on or after either (i) having reached age 62 1/2 and completing at least 5 years of service, or (ii) having reached age 55 and completing at least 10 years of service under the UI Pension Plan, (b) by the Company without Cause, or (c) by the Executive due to a Breach by the Company, the Executive shall forfeit the right to receive any Performance Shares under this Award Agreement and the Award Agreement shall be cancelled as of the date of such termination.

6.2. The number of Xcelecom Performance Shares payable to the Executive following the occurrence of an Xcelecom Change in Control, and subject to the continuous employment requirement of Section 6.1, shall be determined by the CEDC as soon as reasonably possible following the applicable CIC Vesting Date, in accordance with this Section 6.2.

6.2.1. Pre-CIC Performance. The number of Xcelecom Performance Shares payable to the Executive with respect to the period commencing on January 1, 2004 and ending on the date of the Xcelecom Change in Control (the "Xcelecom Pre-CIC Performance Period") shall be determined as follows:

6.2.1.1. The CEDC shall determine the extent of achievement of the Xcelecom Performance Goals for the Xcelecom Pre-CIC Performance Period in accordance with Section 2 of this Agreement. The actual extent of achievement of the Xcelecom Performance Goals for the Xcelecom Pre-CIC Performance Period shall be compared to the applicable Xcelecom Performance Goals for the entire Performance Period and the CEDC shall determine a base number of Xcelecom Performance Shares relative to such comparison in accordance with Section 2.2.

6.2.1.2. The total number of Xcelecom Performance Shares payable to the Executive for the Xcelecom Pre-CIC Performance Period will equal (a) the base number of Xcelecom Performance Shares determined under Section 6.2.1.1, multiplied by (b) a fraction having a numerator equal to the number of calendar days elapsed from January 1, 2004 through and including the date of the Xcelecom Change in Control, and a denominator equal to 1096.

6.2.2. Post-CIC Performance. The number of Xcelecom Performance Shares payable to the Executive with respect to the period commencing on the date of the Xcelecom Change in Control and ending on December 31, 2006, shall equal (a) 330 multiplied by (b) a fraction having a numerator equal to the number of calendar days elapsed from the date of the Xcelecom Change in Control through, and including, December 31, 2006, and a denominator equal to 1096. The Executive shall be entitled to the number of Xcelecom Performance Shares determined pursuant to this Section 6.2.2 even if the applicable CIC Vesting Date occurs prior to December 31, 2006.

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

6.3. The occurrence of an Xcelecom Change in Control shall have no effect on the UI Performance Shares awarded under this Award Agreement, and the determination of the Final Payout, if any, of such UI Performance Shares shall continue to be determined in accordance with this Award Agreement.

7. Payment of Performance Shares/Deferral.

7.1. The CEDC shall determine the extent of achievement of the Performance Goal as of each applicable Entitlement Date, and shall determine the Final Payout of UI Performance Shares and Xcelecom Performance Shares (as applicable), if any, to be made to the Executive under this Agreement. Such Final Payments, if any, shall be paid and settled in actual Shares of Company stock (at a rate of one Share for each Performance Share to be paid out) with such Shares to come from the 1999 Plan. In the case of any non-deferred Performance Shares, such payments will be made as soon as practicable following the CEDC's determination of the applicable number of Performance Shares earned by the Executive; provided, however, that (a) in the absence of a Change in Control, such payments shall be made no later than thirty (30) days following the CEDC's approval of audited financial results for the Performance Period, and
  (b) with respect to any Performance Shares that vest upon an applicable CIC Vesting Date, such Shares will be paid not later than thirty (30) days following the later of (1) the applicable Entitlement Date, or (2) the CEDC's approval of audited financial results for the applicable Pre-CIC Performance Period.

7.2. The settlement of any Performance Shares that become payable upon or after the Executive's death shall be paid to the Executive's beneficiary or beneficiaries if any have been designated for the receipt of such Performance Awards ("Beneficiary" or "Beneficiaries", as applicable), otherwise to the legal representative of the Executive's estate.

7.3. Notwithstanding any provision in this Award Agreement to the contrary, to the extent permitted by applicable law the Executive may elect to defer settlement of the Shares that otherwise would be payable to her in settlement of any Performance Shares earned hereunder in accordance with the provisions of the UIL Holdings Corporation Deferred Compensation Plan, as amended from time to time (the "Deferred Compensation Plan"), or any successor or substitute plan, except to the extent that the Shares would be deemed constructively received by the Executive (for federal income tax purposes) despite such deferral. The Company is authorized to withhold from the settlement made for any Performance Shares earned under this Award Agreement the amount (in cash, Shares, other securities, other Awards, or other property) of all applicable withholding taxes due in respect of the Shares payable in settlement of such Performance Shares, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company will withhold cash amounts payable in settlement of Performance Shares to the extent such cash is available to fully satisfy any mandatory withholding obligations, and will then withhold Shares deliverable in settlement of Performance Shares, except that Executive may elect, at least 90 days before the applicable withholding date, to pay the withholding amount that would be satisfied by withholding of Shares by making other arrangements satisfactory to the Company to meet the mandatory withholding obligations.

8.Retention of Performance Shares. All Shares paid to the Executive in settlement of the Performance Shares earned under this Award Agreement will be subject to retention requirements set forth in the UIL LTIP. Namely, the Executive will be required to retain ownership of a number of Shares having a value equal to 25% of the aggregate after-tax value of all Shares and cash received by her in settlement of Performance Shares under this award Agreement or which would have been received but for an election to defer, for a period of at least three years from the date she receives such Shares. For this purpose, after-tax value will be calculated as though no deferral took place. This requirement will lapse upon the Executive's retirement or termination of service. For purposes of this Section, all values will be determined as of the date the Executive receives payment of the Shares in settlement of the Performance Shares earned hereunder. The Company may affix a restrictive legend to share certificates and retain custody of share certificates to give effect to this restriction, and the CEDC may take into consideration any failure to abide by this restriction in determining future incentive awards and other discretionary compensation of the Executive.

9.Incorporation by Reference. This Award Agreement is subject in all respects to the terms and provisions of the 1999 Plan and UIL LTIP (the "formal program documents"), all of which terms and provisions are made a part of and incorporated in this Award Agreement as if they were each expressly set forth


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  herein. The Executive hereby acknowledges receipt of a true copy of the formal program documents, and that she has read these documents carefully and fully understands their content. In the event of any conflict between the terms of this Award Agreement and the terms of the formal program documents, the formal program documents shall control.

10. Definitions. Any capitalized term not defined in this Award Agreement shall have the same meaning as is ascribed thereto under the Plan. For purposes of this Award Agreement, the following terms shall have the meanings set forth below:

10.1. "Board" shall mean the Board of Directors of UIL Holdings Corporation.

10.2. "Breach by the Company" and "Cause" shall each have the same meanings ascribed thereto in the Employment Agreement.

10.3. "Change in Control" shall have the same meaning ascribed thereto in the UIL Holdings Corporation Change in Control Severance Plan II.

10.4. "CIC Vesting Date" shall mean the earliest of (a) December 31, 2006, (b) the vesting date specified in the purchase agreement memorializing the transaction that will constitute a Change in Control and approved by the Board, or (c) the Executive's termination of employment, upon or within twenty-four (24) months immediately following a Change in Control, by the Company without Cause or by the Executive due to a Breach by the Company.

10.5. "Disability" shall mean a disability that entitles the Executive to a disability pension or allowance under the Company's disability plan.

10.6. "Employment Agreement" shall mean the Employment Agreement by and between the Executive and UIL Holdings Corporation, as amended from time to time.

10.7. "Entitlement Date" shall mean the earlier of (a) the applicable CIC Vesting Date, or (b) December 31, 2006.

10.8. "Free Cash Flow as a Percent of Sales" shall mean, with respect to each fiscal year in the Performance Period, net cash flow from operations of Xcelecom, Inc. reduced by additions to capital.

10.9. "Performance Period" shall mean the period commencing on January 1, 2004 and ending on December 31, 2006.

10.10. "Pre-Tax Income as a Percent of Sales" shall mean for Xcelecom, Inc., with respect to each fiscal year in the Performance Period, gross sales reduced by operating costs (plus extraordinary income or minority income less extraordinary costs) divided by total sales.

10.11. "ROE" shall mean the amount of total equity invested in UI divided into UI's total net income for the year. The performance measure will be the average of the earned ROE achieved for each year in the three year Performance Period, with distinct ROE goals being established for each element of UI's business (e.g., distribution, transmission, CTA, etc), all in accordance with the UI LTIP.

10.12. "Shares" mean shares of UIL Holdings Corporation common stock.

11. No Shareholder or Dividend Rights. Prior to the date Shares are paid in settlement of any Performance Shares, the Executive will have no right to dividends and will have no voting or other rights on account of the Performance Shares awarded by this Award Agreement. The Executive's rights to dividend equivalents on deferred Shares, if any, will be as specified under the Deferred Compensation Plan.

12. Transferability. The Performance Shares awarded pursuant to this Award Agreement, and any rights or interests therein may not be sold, exchanged,


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  transferred, assigned or otherwise disposed of in any way at any time by the
  Executive (or any Beneficiary(ies) of the Executive), other than by designation of Beneficiary(ies) as permitted hereunder or by testamentary disposition by the Executive or the laws of descent and distribution. The Performance Shares shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Executive (or any Beneficiary(ies) of the Executive) and shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate the Performance Shares, or the levy of any execution, attachment or similar legal process upon the Performance Shares, contrary to the terms of this Award Agreement and/or the Plan shall be null and void and without legal force or effect.

13. Adjustments. The CEDC is authorized to make adjustments in the number, terms and conditions of the Performance Shares and related Performance Goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company ("Company Transactions") and its subsidiaries or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the CEDC's assessment of the business strategy of the Company; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority (i) would cause the Performance Shares hereunder to fail to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations thereunder, or (ii) would cause the CEDC to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the Performance Goals relating to an authorized Performance Award. The number and kind of Performance Shares subject to this Award Agreement and relevant information relating to the determination of the achievement of the Performance Goals shall be adjusted upon the occurrence of a Company Transaction that affects the Shares in order to prevent dilution and enlargement of the rights of the Executive under this Agreement.

14. Entire Agreement; Amendment. This Award Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Award Agreement may be amended by a writing signed by both parties hereto.

15. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut and applicable federal law. 16. Binding Effect. The provisions of this Award Agreement are binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive and the Executive's guardians and Beneficiary(ies).




         IN WITNESS WHEREOF, the parties have executed this Award Agreement on the dates set forth below.

                                         UIL HOLDINGS CORPORATION



Date: November 8, 2004                   By /s/ Nathaniel D. Woodson
      ---------------------                 ---------------------------
                                         Its President, Chairman of the
                                         Board of Directors and
Grant of Performance Shares on           Chief Executive Officer
foregoing terms acknowledged.

Date: November 8, 2004                   /s/ Susan E. Allen
      ---------------------              ------------------
                                         Susan E. Allen